Exhibit 10.1

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE ("Fourth Amendment") is made and entered into as of March 6, 2024, by and between HCP LS REDWOOD CITY, LLC, a Delaware limited partnership ("Landlord"), and AVINGER, INC., a Delaware corporation ("Tenant").

RECITALS:

A.          Landlord and Tenant entered into the Lease dated July 30, 2010 (the "Original Lease"), as amended by the First Amendment to Lease dated September 30, 2011 (the "First Amendment"), the Second Amendment to Lease dated March 4, 2016 (the “Second Amendment”), and the Third Amendment to Lease dated April 1, 2019 (the “Third Amendment”), pursuant to which Tenant currently leases 19,600 rentable square feet of space comprising the entire building located at 400 Chesapeake Drive, Redwood City, California 94063 (the "Building"). The Original Lease, the First Amendment, the Second Amendment and the Third Amendment are collectively, the "Lease."

B.          The parties desire to extend the Lease Term, and otherwise amend the Lease on the terms and conditions set forth in this Fourth Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Fourth Amendment.

2.        Condition of the Premises. Landlord and Tenant acknowledge that Tenant has been occupying the Premises pursuant to the Lease, and therefore Tenant continues to accept the Premises in its presently existing, "as is" condition. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.

3.         Lease Term.

3.1        Extended Lease Term. Pursuant to the Lease, the Lease Term is scheduled to expire on November 30, 2024. Landlord and Tenant hereby agree to extend the Lease Term for a period of one (1) year, from December 1, 2024, until November 30, 2025, on the terms and conditions set forth in the Lease, as hereby amended by this Fourth Amendment, unless sooner terminated as provided in the Lease. The period of time commencing on December 1, 2024, and ending on November 30, 2025, shall be referred to herein as the "Third Extended Term."

3.2        Option to Extend Lease Term. Landlord and Tenant acknowledge and agree that notwithstanding the extension of the Lease Term for the Third Extended Term, Tenant shall continue to have one (1) option to further extend the Lease Term pursuant to the same terms set forth in Section 2.2 of the Original Lease, provided that the Option Term shall be for a period of one (1) year (as opposed to five (5) years as set forth in Section 3.2 of the Third Amendment).

4.         Rent.

4.1        Base Rent. Prior to December 1, 2024, Tenant shall continue to pay monthly installments of Base Rent for the Premises in accordance with the terms of the Lease. During the Third Extended Term, Tenant shall pay monthly installments of Base Rent for the Premises as follows:

Period During Third Extended Term			Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Square Foot
December 1, 2024	–	November 30, 2025	$1,272,432.00	$106,036.00	$5.41

4.2        Direct Expenses. Prior to and during the Third Extended Term, Tenant shall continue to be obligated to pay Tenant's Share of the annual Direct Expenses in connection with the Premises which arise or accrue during such period in accordance with the terms of the Lease.

5.         Security Deposit. As provided in the Third Amendment, Landlord is currently holding a Security Deposit pursuant to the Lease in the amount of $206,921.34, which Security Deposit shall continue to be held by Landlord during the Third Extended Term in accordance with the terms of the Lease.

6.         Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fourth Amendment other than Jones Lang LaSalle and CBRE, Inc. (collectively, the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Fourth Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 6 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

7.         California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp).

8.         No Further Modification. Except as specifically set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

"LANDLORD"			"TENANT"

HCP LS REDWOOD CITY, LLC, a Delaware limited liability company			AVINGER, INC., a Delaware corporation

By:	/s/ Scott Bohn		By:	/s/ Jeffrey M. Soinski

	Name:	Scott Bohn		Name:	Jeffrey M. Soinski

	Its:	Chief Development Officer		Its:	Chief Executive Officer

Date:	March 7, 2024		Date:	March 6, 2024